AGREEMENT FOR PURCHASE AND SALE

                                       OF

                                 REAL PROPERTY

                                    BETWEEN

                              TRIMONT LAND COMPANY

                                      AND

                            EAST WEST PARTNERS, INC.


This document represents the form of the Agreement for Purchase and Sale of Real Property (the "Agreement") between Trimont Land Company and East West Partners, Inc. Certain exhibits to the Agreement may be modified or are required to be completed at the time of the intended closing of the transactions contemplated by the Agreement, and are not complete as of the filing date of the Company's Report on Form 10-Q for the quarterly period ended January 28, 2000.

                               TABLE OF CONTENTS
                               -----------------

                                                               Page
                                                               ----

ARTICLE I       DEFINITIONS......................................1

      Section 1.1.   Closing Date................................1

      Section 1.2.   Contract Obligations........................1

      Section 1.3.   Conveyable Tract............................2

      Section 1.4.   Density.....................................2

      Section 1.5.   Hazardous Substances, Environmental
                     Laws........................................2

      Section 1.6.   Improvements................................2

      Section 1.7.   Land........................................3

      Section 1.8.   Laws and Restrictions.......................3

      Section 1.9.   Master Development Plan.....................3

      Section 1.10.  NEWCO.......................................3

      Section 1.11.  Personal Property...........................3

      Section 1.12.  Property....................................3

      Section 1.13.  Title Company...............................3

      Section 1.14.  Title Report................................4

      Section 1.15.  Unit........................................4

      Section 1.16.  Water Rights................................4

ARTICLE II      PURCHASE AND SALE OF THE PROPERTY................4

      Section 2.1.   Purchase and Sale...........................4

      Section 2.2.   Purchase Price..............................4

ARTICLE III     CONDITIONS TO AGREEMENT..........................5

      Section 3.1.   Buyer's Conditions Precedent................5

      Section 3.2.   Seller's Conditions Precedent...............5

      Section 3.3.   Waiver......................................5

                                                             Page(s)
                                                             -------

ARTICLE IV      REPRESENTATIONS AND WARRANTIES  COVENANTS
                AND INDEMNIFICATIONS.............................6

      Section 4.1.   Seller's Express Representations and
                     Warranties..................................6

      Section 4.2.   Express Covenants...........................9

      Section 4.3.   Breaches of Representations/Warranties
                     and Covenants..............................10

      Section 4.4.   Indemnification............................10

      Section 4.5.   Buyer's Representations....................11

ARTICLE V       TITLE, ESCROW AND CLOSING.......................12

      Section 5.1.   Conditions of Title........................12

      Section 5.2.   Title Insurance............................12

      Section 5.3.   Closing Date...............................12

      Section 5.4.   Deposits and Deliveries by Seller..........13

      Section 5.5.   Deposits and Deliveries by Buyer...........13

      Section 5.6.   Closing....................................14

      Section 5.7.   Prorations.................................15

      Section 5.8.   Closing Costs..............................16

      Section 5.9.   Possession.................................16

      Section 5.10.  Filing of Reports..........................16

ARTICLE VI      LIQUIDATED DAMAGES/ SPECIFIC PERFORMANCE........17

      Section 6.1.   Liquidated Damages.........................17

      Section 6.2.   Multiple Closings..........................17

ARTICLE VII     DAMAGE AND DESTRUCTION, CONDEMNATION............17

      Section 7.1.   Damage and Destruction.....................17

      Section 7.2.   Condemnation...............................18

ARTICLE VIII    COMMISSIONS.....................................18

                                                             Page(s)
                                                             -------

      Section 8.1.   Brokerage Commission and Finder's Fee......18

ARTICLE IX      PARKING, CAPITAL IMPROVEMENTS, GOLF COURSE
                AND PROPERTY/RENTAL MANAGEMENT, RIGHT OF
                FIRST OFFER ON RESORT...........................19

      Section 9.1.   Ski Resort Parking.........................19

      Section 9.2.   Capital Improvements.......................19

      Section 9.3.   Intentionally Deleted......................19

      Section 9.4.   Intentionally Deleted......................19

      Section 9.5.   Intentionally Deleted......................19

      Section 9.6.   Project Land...............................19

ARTICLE X       GENERAL PROVISIONS..............................20

      Section 10.1.  Notices....................................20

      Section 10.2.  Agreement, No Modifications................21

      Section 10.3.  Time.......................................21

      Section 10.4.  Attorneys' Fees............................22

      Section 10.5.  Relationship...............................22

      Section 10.6.  No Merger..................................22

      Section 10.7.  Successors and Assigns.....................23

      Section 10.8.  Further Assurances.........................23

      Section 10.9.  Counterparts...............................23

      Section 10.10. Construction...............................23

      Section 10.11. Termination................................23

      Section 10.12. Seller's Inability.........................23

      Section 10.13. Additional Re:  Due Diligence..............24

      Section 10.14. Confidentiality............................24

      Section 10.15. Reimbursable Expenses......................26

                                                             Page(s)
                                                             -------

      Section 10.16. Additional Re:  Consent....................27

      Section 10.17. Exculpation................................27

      Section 10.18. Re:  Exhibits.  ...........................27

      Section 10.19. Modifications to Closing Conditions........27

                        AGREEMENT FOR PURCHASE AND SALE

                                       OF

                                 REAL PROPERTY


           THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (the "Agreement") is made and entered into as of the 11th day of February, 2000 by and between TRIMONT LAND COMPANY, a California corporation ("Seller"), and EAST WEST PARTNERS, INC., a Colorado corporation ("Buyer").

                                    Recitals

           A. Seller owns approximately 8000 acres of land in Placer County, California in a ski area development known as Northstar-at-Tahoe ("Northstar").

           B. Within Northstar are several parcels of land upon which Buyer desires to construct approximately 1,800 multifamily units in accordance with the Master Development Plan (as defined in Section 1.7 below, the "Development"), the basic locations of such parcels being depicted on Exhibit A attached hereto and made a part hereof, and further described in Section 1.5 below.
           C. Seller and East West Resort Development V, L.L.L.P., a Delaware limited liability limited partnership ("EWRD V"), an affiliate of Buyer, have agreed to form Newco, a Delaware limited liability company ("Newco"), to own, develop and operate said parcels.

                                   ARTICLE I

                                  DEFINITIONS

           Unless the context otherwise specifies or requires, for the purposes of this Agreement the following terms shall have the meanings set forth in this
Article 1:

           Section 1.1. Closing Date. The term "Closing Date" or "Closing" shall mean the date scheduled pursuant to the provisions of Section 5.3 for the delivery of the Deed (as defined in Section 5.1 below) and the payment of the Purchase Price (as defined in Section 2.2 below). If there is more than one closing as contemplated by Section 10.19 hereof ("Multiple Closings"), then the terms "Closing Date" or "Closing" shall refer to the closing applicable to the portion of the Property being conveyed at a particular time and the term "Purchase Price" shall refer to the portion of the Purchase Price applicable to such portion of the Property being conveyed pursuant to and as specified in
Section 10.19 hereof. The term "Initial Closing" shall refer to the first Closing that a conveyance of all or any portion of the Property occurs or is scheduled to occur pursuant to the provisions of this Agreement.

           Section 1.2. Contract Obligations. The term "Contract Obligations" shall mean those contracts, agreements, and obligations, whether or not in writing, which will be assigned by Seller to Buyer on the Closing Date and which Buyer will assume from and after the Closing Date, pursuant to an assignment and assumption agreement (the "Obligations Assumption Agreement") in the form attached hereto and made a part hereof as Exhibit B, all of which are listed in Exhibit C to this Agreement.

           Section 1.3. Conveyable Tract. The term "Conveyable Tract" shall mean a parcel of real property that (i) is legally subdivided and can be legally conveyed by Seller and (ii) lies solely within the black bordered outline ("Black Outline") of any of the Parcels shown on the Master Development Plan.

           Section 1.4. Density. The term "Density" shall mean the number of Units that can be developed as of the date hereof as of right pursuant to existing zoning and/or existing governmental approvals or approved plans affecting the Property.

           Section 1.5. Hazardous Substances, Environmental Laws. The term "Hazardous Substances" shall mean and include any chemical, compound, material, mixture, waste or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws (as defined below) as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity, including any petroleum, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixture of natural gas and such synthetic gas). "Hazardous Substances" shall include, without limitation, any hazardous or toxic substance, material or waste, or any chemical, compound or mixture which is (i) asbestos, (ii) designated as a "hazardous substance" pursuant to Section 1317 of the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), (iii) defined as a "hazardous waste" pursuant to Section 6903 of the Federal Resource Conservation and Recovery Act (42 U. S.C. Section 6901 et seq.), (iv) defined as "hazardous substances" pursuant to Section 9601 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U. S.C. Section 9601 et seq.) (v) listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR part
302), (vi) in any laws and regulations of the State of California and Placer County, California, and in any and all amendments thereto in effect as of the Closing Date, and (vii) any such chemicals, compounds, mixtures, substances, materials or wastes otherwise regulated under any applicable local, state or federal Environmental Laws. Notwithstanding anything contained in this Agreement to the contrary, for purposes of this Agreement, a chemical, compound, material, mixture, waste or substance shall not be considered to be a "Hazardous Substance" unless it exists in such quantities or is used in such a manner so as to be in violation of the Environmental Laws (as hereinafter defined). The term "Environmental Laws" shall mean any and all presently existing federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any federal, state or local governmental agency, court, board, bureau or other authority having jurisdiction with respect to or relating to the environment, to any Hazardous Substance or to any activity involving Hazardous Substances, and shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U. S.C. Section 9601, et seq.) and the Federal Resource Conservation and Recovery Act (42 U. S.C. Section 6901, et seq.), and all amendments thereto in effect as of the Closing Date.

           Section 1.6. Improvements. The term "Improvements" shall mean all improvements and fixtures now or hereafter located on the Land provided, however, that any improvements or fixtures located on the Excess Property (the "Excess Property Improvements") shall remain the property of Seller.

           Section 1.7. Land. Subject to all of the provisions of this Agreement, the term "Land" shall mean the real property in Placer County, California described in Exhibit A to this Agreement (a) as parcels D, H, I, J, K, L, M, N, P, Q and R; (b) those portions of parcels E, F and G that are not included within the EFG Subdivision Land (as defined in Section 10.19(b)(ii) below) and (c) those portions of parcels A, B and C owned by Seller and specifically designated as a portion of the Land in the Final Master Development Plan (collectively, the "Parcels"), including, as to each of clauses (a), (b) and (c) of this Section 1.7, all easements, rights of way, other interests appurtenant thereto, all zoning and development entitlements relative thereto, and all right, title and interest of Seller in and to any land lying in the bed of any street, road, highway or avenue, open or proposed, in front of, adjacent to or adjoining such real property as set forth in the Final Master Development Plan.

           Section 1.8. Laws and Restrictions. The term "Laws and Restrictions" shall mean all applicable federal, state, local and other laws, statutes, regulations, codes, orders, ordinances and rules including, without limitation, those relating to fire, safety, land use, subdivision, health, labor, environmental protection, seismic design, conservation, parking, handicapped access, zoning and building, and all restrictive covenants (if any), other title encumbrances, all Environmental Laws, all applicable provisions of the Fair Housing Act of 1968 and the Americans With Disabilities Act of 1990, and all amendments thereto.

           Section 1.9. Master Development Plan. The term "Master Development Plan" shall refer to the plan annexed hereto as Exhibit A and the term "Final Master Development Plan" shall mean the master development plan that is contemplated by Buyer and Seller to be Exhibit G of the operating agreement of Newco.

           Section 1.10. NEWCO. NEWCO shall mean that certain entity created by Seller and EWRD V to own, develop and operate the Property.

           Section 1.11. Personal Property. The term "Personal Property" shall mean those items of personal property, if any, listed in Exhibit O, attached to and made a part of this Agreement.

           Section 1.12. Property. The term "Property" shall mean collectively the Land, the Improvements, and the Water Rights (as defined in Section 1.16 below and subject to the limitations set forth in Section 10.19 below), or if there are Multiple Closings, then if the context so requires, the portion of the Property being conveyed at a particular Closing.

           Section 1.13. Title Company. The term "Title Company" shall mean First American Title Insurance Company, whose address for this transaction is as follows:

                First American Title Insurance Company
                228 East 45th Street
                New York, New York 10017-3303
                Attn:  Christopher Burdick, Esq.
                Telephone No.:  (212) 850-0627
                Fax No.:     (212) 331-1514

           Notwithstanding the above address of the Title Company, for this transaction, the Deposit (as defined in Section 2.2 below) shall be held in escrow by the Title Company at an address of the Title Company within California.

           Section 1.14. Title Report. The term "Title Report" shall mean the commitment for title insurance with respect to the Land and Improvements dated as of November 23, 1999, and issued by the Title Company as Commitment Number 16498.

           Section 1.15. Unit. The term "Unit" shall mean one residential housing unit, whether in a multi-family or single family building.

           Section 1.16. Water Rights. The term "Water Rights" shall mean any and all water and water rights, ditches and ditch rights, reservoir and reservoir rights, wells and well rights, springs and spring rights, whether surface or subsurface, tributary or non-tributary, adjudicated or unadjudicated, used on or in connection with the Land.

                                   ARTICLE II

                       PURCHASE AND SALE OF THE PROPERTY

           Section 2.1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, on all of the terms, covenants and conditions set forth in this Agreement. As part of the consideration for the sale by Seller to Buyer, (a) Buyer shall (i) cause EWRD V, immediately prior to the Initial Closing, to enter into a limited liability company operating agreement of Newco (the "Operating Agreement") with Seller, in the form attached hereto and made a part hereof as Exhibit D (Seller agrees to simultaneously enter into the Operating Agreement with EWRD V), and (ii) at the Initial Closing, assign all of its right, title and interest in this Agreement to Newco and Newco shall assume all obligations and liabilities of Buyer under this Agreement, pursuant to an assignment and assumption agreement (the "Contract Assignment"), in the form attached hereto and made a part hereof as Exhibit E, which shall be executed at the Initial Closing by Buyer and Newco, and (b) Seller and Newco will, at the Initial Closing, enter into (i) an agreement in the form attached hereto and made a part hereof as Exhibit F (the "Exclusive Agreement"), (ii) the Obligations Assumption Agreement, (iii) an agreement with respect to non-residential property (the "Non-Residential Property Agreement") in the form attached hereto and made a part hereof as Exhibit J and (iv) the other documents set forth in Section 5.5 to which Newco and/or Seller are parties.

           Section 2.2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be $15,000,000 which, subject to all prorations and adjustments provided in this Agreement, shall be paid by Buyer to Seller as follows:

                    (a) Deposit. $500,000 (the "Deposit") which Buyer shall deposit with the Title Company on or before February 11, 2000 (the "No Return Date"), by good unendorsed certified check of Buyer or by immediately available federal wire transfer of funds, and which sum the Title Company shall deposit in a federally insured interest-bearing "money market" account at a bank designated by or reasonably acceptable to Seller, with fifty percent of the interest from such account to be paid to Buyer and fifty percent to be paid to Seller at the Initial Closing, or all of the interest shall be paid to Buyer upon the termination of this Agreement for any reason other than the Buyer's default. The entire Deposit shall be paid to Seller at the Initial Closing. Subject to Article VI below, if Buyer shall default in the performance of its obligations under this Agreement, then the Deposit together with all interest thereon shall be paid by the Title Company to Seller within two business days of Seller's demand therefor made in writing, as Seller's liquidated damages (except that Buyer shall also remain liable under Sections 4.4 and 10.15 below and as may otherwise be provided hereunder). At the Initial Closing, the non-interest portion of the Deposit will be paid to Seller as a part of the Purchase Price and the interest portion shall be paid as hereinabove provided. In all other events, the Deposit, and the interest thereon as hereinabove provided, shall be returned by the Title Company to Buyer within five business days of Buyer's demand therefor made in writing following Buyer's termination of this Agreement in accordance with the provisions of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, if any check delivered by Buyer fails due collection the same shall constitute a default by Buyer hereunder and Seller, at its option, may, in addition to all of Seller's other rights and remedies, (i) terminate this Agreement and all rights of Buyer hereunder, (ii) sue to collect on any such check, and (iii) pursue against Buyer any or all of Seller's rights and remedies resulting from such default, such remedies being cumulative.

                    (b) Cash Payment. $10,000,000, including the Deposit (less the interest portion thereof, which shall not be credited toward the Purchase Price), shall be paid on the Closing Date by immediately available federal wire-transfer of funds to Seller.

                    (c) Deferred Payment. $5,000,000 shall be paid on the Closing Date by the execution and delivery to Seller by Newco of the $5M Note and Deed of Trust referred to and defined in Section 5.5 below.

                                  ARTICLE III

                            CONDITIONS TO AGREEMENT

           Section 3.1. Buyer's Conditions Precedent. Buyer's obligation to purchase the Property or otherwise to perform any obligation provided in this Agreement shall be conditioned expressly upon the satisfaction of the following condition precedent:

           The due and timely performance by Seller of each and every covenant, undertaking and agreement to be performed by Seller pursuant to this Agreement at or prior to Closing and the truth, accuracy and completeness of each representation and warranty made in this Agreement by Seller.

           Section 3.2. Seller's Conditions Precedent. Seller's obligation to sell the Property or otherwise to perform any obligation provided in this Agreement shall be conditioned expressly upon the satisfaction of the following conditions precedent:

           The due and timely performance by Buyer of each and every covenant, undertaking and agreement to be performed by Buyer pursuant to this Agreement at or prior to Closing and the truth, accuracy and completeness, of each representation and warranty made in this Agreement by Buyer, the breach of which would have a material adverse effect on Seller or the Property.

           Section 3.3. Waiver. At any time or times on or before the Closing Date, at Buyer's or Seller's election as the case may be, either Buyer or Seller may waive any of the foregoing conditions set forth in Sections 3.1 or
3.2 respectively, by written notice to the other. Other than Buyer's and Seller's consummation of the transaction contemplated herein pursuant to this

Agreement which shall waive all such unfulfilled conditions, no waiver shall be effective unless made in writing by the party having the benefit of the condition, specific as to the conditions or matters so waived. No such waiver shall be inferred or implied by any act or conduct of Buyer or Seller, or reduce the rights or remedies of Buyer or Seller arising from any breach of any undertaking, agreement, covenant, warranty or representation by the other party under this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                         COVENANTS AND INDEMNIFICATIONS

           Section 4.1. Seller's Express Representations and Warranties. All references in this Agreement to the "actual knowledge", "best of knowledge" or "knowledge" of Seller shall refer to only the current (i.e., upon the date of this Agreement) actual knowledge of the Designated Employees (as hereinafter defined) of Seller or its affiliates and shall be based on the understanding and agreement that the Designated Employees shall be under no duty to undertake, and shall not be deemed to have undertaken, any investigations or inquiries with respect to the matters in question. For purposes of this Agreement, the term "Designated Employees" shall refer to Tim Beck, Elizabeth
J. Cole, Christopher P. Ryman and Tim Silva.

           In addition to the representations and warranties contained elsewhere in this Agreement, Seller hereby makes the following representations and warranties to and for the benefit of Buyer, each of which representations and warranties in this Agreement (i) is material and being relied upon by Buyer, (ii) is made as an inducement to Buyer to enter into this Agreement and consummate the transaction contemplated hereby, (iii) is true in all respects as of the date of this Agreement, and (iv) shall survive the Closing for the period set forth in Section 10.6 below:

                    (a) To the best of Seller's knowledge, the present use and operation of the Property is in material compliance with all Laws and Restrictions. To the best of Seller's knowledge, there is no litigation, action or proceeding pending nor any present or contemplated plan or study by any governmental authority or agency (other than the ongoing Northstar Drive traffic monitoring study) (or employee of any such authority or agency) or any private party or entity (or employee of any such party or entity) (other than by the existing homeowner's association), which in any way challenges or materially and adversely affects, or would challenge or materially and adversely affect, the continuation of the present use or operation of the Property, or the present use, size, alignment or location of any access to any street or highway serving or adjacent to the Property. To the best of Seller's knowledge, Seller has performed all conditions to any existing permits, licenses or other approvals for the Property, including, without limitation, the payment of all impact or other fees.

                    (b) Except as may be disclosed in or inferred by Seller's Environmental Surveys (as such term is defined below in this Section), or as otherwise set forth in this clause (b) of this Section 4.1 to the best of Seller's knowledge, (i) there is not present, nor was there present at any time during Seller's period of ownership, in or at the Property any Hazardous Substances or any structures, fixtures, equipment or other objects or materials containing Hazardous Substances, (ii) there is not present, nor was there present at any time during Seller's period of ownership, upon, in, at or about the Property, or the soil or groundwater thereof, any Hazardous Substances, and
(iii) no portion of the Property is presently, nor was it at any time during Seller's period of ownership, used, operated or occupied for the generation, manufacture, treatment, storage, transportation, discharge or disposal (whether intentional or accidental) of any Hazardous Substances, and (iv) Seller has received no notice, report or advice that the Property is not currently in compliance with Environmental Laws. Notwithstanding the foregoing provisions of this clause (b), Seller makes no representation or warranty whatsoever concerning any environmental conditions affecting Parcel P on Exhibit A or any of the structures on the Property.

           BUYER ACKNOWLEDGES RECEIPT OF COPIES OF THOSE CERTAIN ENVIRONMENTAL SURVEY REPORTS DATED RESPECTIVELY (A) MARCH, 1993, CALLED PHASE I ENVIRONMENTAL SITE ASSESSMENT BY SHB - AGRA, INC., (B) OCTOBER 6, 1993 PREPARED BY RAY C. HAMPSON AND ASSOCIATES, AND (C) OCTOBER, 1996 PREPARED BY RAY C. HAMPSON & ASSOCIATES (COLLECTIVELY THE "SELLER'S ENVIRONMENTAL SURVEYS".)

                    (c) There are no existing and, to the best of Seller's knowledge, proposed or contemplated eminent domain proceedings which would materially and adversely affect the Property in any way. There are no presently pending and, to the best of Seller's knowledge, planned public improvements which will result in any charge being levied or assessed against, or will result in creation of any lien upon, the Property.

                    (d) Except as provided by the Conditions of Title (as defined in Section 5.1 below) or as otherwise set forth in this Agreement, (i) there are no written leases, work letter agreements, improvement agreements or other written rental, use or occupancy agreements affecting the Property, and
(ii) at Closing no person shall have any right of possession, use or occupancy of the Property or any part of it.

                    (e) Seller has delivered to Buyer true, accurate and complete copies of all Contract Obligations, all of which, to the best of Seller's knowledge, are in full force and effect. To the best of Seller's knowledge, no default or breach by Seller exists under any such Contract Obligations, nor, to the best of Seller's knowledge, has any event occurred which, but for the giving of notice or passage of time, or both, would constitute a default by the Seller thereunder.

                    (f) Except for the Contract Obligations, and the Conditions of Title, Seller has not entered into or undertaken, and there do not exist, any written or oral commitments, arrangements, agreements or obligations of any kind (other than applicable laws and regulations) affecting the Property which would be binding on Buyer after the Closing or that are not cancelable on not more than thirty days' notice.

                    (g) There is no litigation, action or administrative proceeding pending or, to the best of Seller's knowledge, threatened, which does or will materially and adversely affect the Property or Seller's ability to perform its obligations under this Agreement or any documents executed by Seller pursuant to this Agreement.

                    (h) To the best of Seller's knowledge, neither this Agreement nor anything required to be done under it, including, without limitation, the transfer, assignment, sale and further encumbrance of the Property contemplated by this Agreement, violates or shall violate any written or oral contract, agreement or instrument to which Seller is a party or is bound, or which affects the Property or any part of it.

                    (i) To the best of Seller's knowledge, Seller has not received any written notices of any new tax bills or assessments regarding increases of Property taxes over those in effect as of the date of this Agreement.

                    (j) Seller is not the subject of any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, nor has Seller made any general assignment for the benefit of creditors and, to the best of Seller's knowledge, no involuntary proceedings in bankruptcy against Seller have been threatened.

                    (k) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, with full corporate power and authority to own and operate the Property and perform all of its obligations under this Agreement and any documents executed by Seller pursuant hereto; Seller has the full right and authority to enter into this Agreement and consummate the sale, transfer and assignment contemplated by it. The person or persons signatory to this Agreement on behalf of Seller have full power and authority to bind Seller; the execution and performance by Seller of this Agreement and any documents executed by Seller pursuant hereto shall not constitute or result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued or imposed upon Seller, or result in a violation of any Laws and Restrictions; and no approval, consent, order, authorization, designation, or filing (other than recording), except of a ministerial nature, by or with any judicial or governmental authority is required in conjunction with Seller's execution of this Agreement and the performance of its obligations hereunder.

                    (l) Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 and any related regulations.

                    (m) To the best of Seller's knowledge, there is no union contract affecting the Property or the employees of Seller, if any, thereon.

                    (n) To the best of Seller's knowledge, there are no permits, licenses or consents required by any governmental authority in connection with the current ownership, operation and occupancy of the Property (other than those applicable to the Excess Property or to the operations at the Village Core, as such term is defined in the Operating Agreement), other than those which Seller has obtained and will, if transferable, transfer to Buyer on the Closing Date, provided that such transfer will not have any affect upon the balance of Seller's property not being conveyed to Purchaser.

                    (o) Seller has no knowledge of any unusual facts or circumstances affecting the Property which would prevent the Development (as defined below in Section 9.6) or the Development with reasonable modifications from being substantially completed provided, however, that the foregoing shall not be construed or interpreted in any manner as being a representation or warranty that the Development or the Development with reasonable modifications can be substantially completed on an "as of right" basis without the need for obtaining any governmental approvals, variances, exceptions, consents, or permits.

                    (p) To the best of Seller's knowledge, Seller is not in default with respect to any of its obligations pertaining to the Property nor, to the best of Seller's knowledge, are there any facts or circumstances which, but for notice or lapse of time, or both, would constitute or result in any such default.

                    (q) To the best of Seller's knowledge, there are no written commitments by Seller to, or written agreements between Seller and, any federal, state or local governmental authority or agency affecting the Property and which have not been disclosed to Buyer in writing.

                    (r) To the best of Seller's knowledge, the Property is not located on or near any active earthquake fault lines.

                    (s) To the best of Seller's knowledge, the Property is not located within any historic district.

                    (t) To the best of Seller's knowledge, none of the representations or warranties of Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement of facts contained therein not misleading.

           Notwithstanding any other provision of this Agreement to the contrary, none of Seller's representations or warranties are applicable to the Excess Property or, except as provided in the next sentence, to Parcels A, B or
C. At the Closing of Parcels A, B and C, Seller shall deliver a certificate to Buyer setting forth the above representations and warranties as they relate to Parcels A, B and C, together with the relevant exceptions thereto or modifications thereof (the "Exceptions to the Representations"). Until such Closing, Seller agrees to notify Buyer of the Exceptions to the Representations as same are applicable to the Development Portions (as such term is defined in Section 10.19(k) hereof) of Parcels A, B and C if and when Seller becomes aware of same.

           Section 4.2. Express Covenants. In addition to the covenants contained elsewhere in this Agreement, it is hereby covenanted and agreed as follows:

                    (a) If, with Seller's permission and prior to Closing, Buyer enters onto the Property, inspects or tests the Property, interviews personnel, inspects documents relating thereto, or otherwise conducts any due diligence, Buyer shall timely pay for all such inspections, tests and interviews, discharge all liens which may arise therefrom, and repair or restore any and all damage or injury to the Property resulting from such entry, inspections, tests, or interviews. The provisions of this Section 4.2(a) shall survive any termination of this agreement.

                    (b) Seller shall comply with all Laws and Restrictions affecting the Property, which if not complied with would have a material and adverse affect on the Property, from the date of this Agreement to the Closing Date, provided, however, Seller shall not be required to spend more than $500,000 in the aggregate in connection with such compliance and Seller shall have no obligation whatever in connection with off-site mitigation, whether such mitigation would affect Seller's property not the subject of this agreement, or elsewhere ("Off-Site Mitigation") in connection with the Development other than as set forth in the Operating Agreement.

                    (c) From the date of this Agreement to the Closing Date, Seller will (i) manage, maintain, operate and service the Property consistent with Seller's existing standards, (ii) keep the Property and every portion thereof in its current condition consistent with its present management standards subject to normal wear and tear, and damage by fire, other casualty, so-called acts of God, or other events beyond Seller's reasonable control,

(iii) timely perform all its obligations under all Contract Obligations including, without limitation, the payment of all bills, charges, invoices, salaries, benefits and other expenses arising in connection with the Property which obligations, if not complied with, would have a material adverse effect on the Property subsequent to Closing (iv) not modify, terminate, cancel, extend or amend any existing Contract Obligations, other than in the ordinary course of business or with Buyer's prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed), nor enter into any new contracts or arrangements, other than in the ordinary course of business, which will affect the Property on or after the Closing Date, other than with the prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed) of Buyer, (v) not grant any new easements or rights of way without Buyer's prior written approval (which approval shall not be unreasonably withheld, conditioned, or delayed), and (vi) maintain in full force and effect Seller's existing master property and public liability insurance coverage as respects the Property or commercially reasonable
replacement     insurance     coverage.

           Section 4.3. Breaches of Representations/Warranties and Covenants. Within ten days after notification in writing prior to the Initial Closing by Buyer to Seller of any breach by Seller of the representations, warranties and covenants set forth in Sections 4.1 and 4.2 above or elsewhere in this Agreement (or, if the cure or remedy thereof reasonably requires more than ten days, within a reasonable time after such notification but in all events prior to the Initial Closing, provided that steps to effect a cure or remedy have been commenced within such ten day period and are pursued with all due diligence), if Seller fails to cure or otherwise remedy the breach prior to the Initial Closing, Buyer shall have the right either (i) to terminate this Agreement (which, except as otherwise provided in Section 10.15 to the contrary, in the absence of fraud on the part of Seller, shall be Buyer's sole and exclusive remedy in the event of a breach prior to the Initial Closing of any representation or warranty made by Seller under this Agreement) by so notifying Seller and Escrow Agent and, upon receipt of such notice, Escrow Agent shall immediately pay to Buyer the entire Deposit and the interest thereon and, after receipt by Buyer of the Deposit and the interest thereon, this Agreement shall terminate and be null and void and of no further force or effect, except for those matters which by the terms of this Agreement are expressly to survive termination of this Agreement; or (ii) in the case of (a) a fraudulent representation made by Seller or (b) a breach by Seller of any covenant made by Seller under this Agreement including, without limitation, a breach of Seller's covenant to convey title to the Property to Buyer in accordance with the provisions of this agreement, to sue Seller for specific performance of Seller's obligations and covenants hereunder (Seller acknowledging to Buyer that the Property is unique and therefore Buyer does not possess an adequate remedy at law), and also for damages. Notwithstanding anything contained in this Agreement to the contrary, (i) if the Initial Closing occurs, neither party shall have any rights or remedies resulting from or arising out of a breach by the other of any representation, warranty, or covenant made by the other, to the extent such non-breaching party had actual knowledge of any such breach prior to the Initial Closing, and (ii) no representation, warranty, covenant, undertaking or agreement shall be deemed to have been breached by Seller, and no representation or warranty of Seller shall be deemed to be untrue, inaccurate or incomplete, unless all the breaches, untruths, inaccuracies or incompletenesses on an aggregate basis would have a material adverse effect on Buyer or the Property.

           Section 4.4. Indemnification.

                    (a)  Seller's  Indemnity.  Subject  to  the  provisions  of
Section 4.3 hereof, after the Closing, Seller agrees to indemnify, protect and defend Buyer against and hold Buyer harmless from any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, all reasonable attorneys' fees, asserted against, incurred or suffered by Buyer resulting from (i) any personal injury or property damage occurring in, on or about the Property or relating thereto before the Closing Date, from any cause whatsoever, except actions or inactions of Buyer, it's agents, employees and contractors, or (ii) the untruth, inaccuracy or breach of any of the representations or warranties made by Seller pursuant to Section 4.1 of this Agreement. In respect of subclause (i) of this Section 4.4(a), Seller's obligations shall survive the Closing for a period of two years and in respect of subclause (ii) of this Section 4.4(a), shall survive for the period, if any, that the respective representation or warranty survives as set forth in Section
10.6 hereof.

                    (b) Buyer's Indemnity. Subject to the provisions of Section
4.3 hereof, Buyer agrees to indemnify, protect and defend Seller against and hold Seller harmless from any and all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, all reasonable attorneys' fees, asserted against, incurred or suffered by Seller resulting from (i) any of the actions described in Section 4.2(a) above and/or the entry or presence upon the Property by Buyer, or its agents, employees and contractors, including, without limitation, any such entry or presence in connection with the process of conducting Buyer's due diligence, (ii) any personal injury or property damage occurring in, on or about the Property, or relating thereto, on or after the Closing Date, from any cause whatsoever except for injury or damage caused by the action or inaction of Seller, its agents, employees and contractors, or (iii) the untruth, inaccuracy or breach of any of the representations or warranties made by Buyer pursuant to this Agreement. Buyer's obligations under this Section 4.4(b) shall survive the Closing or a termination of this Agreement for a period of two years.

           Section 4.5. Buyer's Representations. In addition to the representations and warranties contained elsewhere in this Agreement, Buyer hereby makes the following representations and warranties to and for the benefit of Seller, each of which representations and warranties in this Agreement (i) is material and being relied on by Seller, (ii) is made as an inducement to Seller to enter into this Agreement and consummate the transaction contemplated hereby, (iii) is true in all respects as of the date of this Agreement, and (iv) shall survive the Initial Closing for a period of one year:

                    (a) There is no litigation, action or administrative proceeding pending or, to the best of Buyer's knowledge, threatened, which does or will materially and adversely affect Buyer's ability to perform its obligations under this Agreement or any documents executed by Buyer pursuant to this Agreement.

                    (b) To the best of Buyer's knowledge, none of the representations or warranties in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement of facts contained therein not misleading.

                    (c) Buyer is not the subject of any voluntary or involuntary proceedings in bankruptcy, reorganization or similar proceedings under the Federal bankruptcy laws or under any state laws relating to the protection of debtors, nor has Buyer made any general assignment for the benefit of creditors and, to the best of Buyer's knowledge, no involuntary proceedings in bankruptcy against Buyer have been threatened.

                    (d) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado, with full corporate power and authority, and duly qualified to perform all of its obligations under this Agreement and any documents executed by Buyer pursuant hereto; Buyer has the full right and authority to enter into this Agreement and consummate the sale, transfer and assignment contemplated by it. The person or persons signatory to this Agreement on behalf of Buyer have full power and authority to bind Buyer; the execution and performance by Buyer of this Agreement and any documents executed by Buyer pursuant hereto shall not constitute or result in a violation or breach by Buyer of any judgment, order, writ, injunction or decree issued or imposed upon Buyer, or result in a violation of any Laws and Restrictions; and no approval, consent, order, authorization, designation, or filing (other than recording), except of a ministerial nature, by or with any judicial or governmental authority is required in conjunction with Buyer's execution of this Agreement and the performance of its obligations hereunder.

                                   ARTICLE V

                           TITLE, ESCROW AND CLOSING

           Section 5.1. Conditions of Title. Seller shall convey title to the Property in accordance with this Agreement to Buyer upon the Closing Date by good and sufficient Grant Deed in the form attached hereto as Exhibit L (the "Deed"), subject to no exceptions other than the following (the "Conditions of Title"):

                    (a) The lien for local real estate taxes and assessments not yet due or payable;

                    (b) Those items set forth in Schedule B - Section 2 of the Title Report; and

                    (c) Liens (other than deeds of trust and mortgages), provided the Title Company insures Buyer against the collection of same from the Property.

           Section 5.2. Title Insurance. Buyer's obligation to purchase the Property shall be subject to the irrevocable commitment of the Title Company to issue, upon payment of its normal premium on the close of escrow of the transaction contemplated by this Agreement, its CLTA Owner's Policy of Title Insurance with extended coverage (Form B, Rev. 10/17/70), together with a non-imputation endorsement, insuring Buyer in the full amount of the Purchase Price that fee simple title to the Land and Improvements is vested in Buyer subject only to the Conditions of Title, in the current CLTA form.

           Section 5.3. Closing Date. Buyer and Seller shall cause the Closing to occur at the offices of Sherman & Howard, 633 Seventeenth Street, Suite 3000, Denver, Colorado, commencing at 10:00 a.m. on the Closing Date. The Closing Date for the Initial Closing shall be on February 29, 2000, provided, however, (i) the parties shall, in good faith, attempt to execute all documents at a pre-closing on the day prior to the Closing Date, and (ii) Buyer shall have the right to postpone the Closing Date to any business day on or before March 31, 2000 by (a) so notifying Seller and (b) adding an additional $500,000 to the Deposit (the "Additional Down Payment") by paying said sum to the Title Company by immediately available federal wire transfer of funds or by good unendorsed certified check of Buyer, in both cases no later than February 29, 2000. If Buyer pays the Additional Down Payment, then the term "Deposit" shall thereafter mean the sum of $1,000,000. In addition to any rights to postpone the Closing Date which Seller may have pursuant to any other provision of this Agreement, Seller shall have the right to postpone the Closing Date to any business day which is not more than thirty (30) days following the date Buyer is obligated to close pursuant to this Agreement.

           Section 5.4. Deposits and Deliveries by Seller. Seller shall deliver or cause to be delivered on the Closing Date, the following documents:

                    (a)  A  duly  executed  and  acknowledged  Deed.

                    (b)  A duly executed and acknowledged  Operating  Agreement.

                    (c) A duly executed and acknowledged Obligations Assumption Agreement.

                    (d)  A duly executed and acknowledged  Exclusive  Agreement.

                    (e)  [intentionally   omitted  prior  to  execution]

                    (f)  [intentionally   omitted  prior  to  execution]

                    (g)  [intentionally   omitted  prior  to  execution]

                    (h)  [intentionally  omitted prior to execution]

                    (i)  A  duly  executed  and  acknowledged   Non-Residential
Property  Agreement.

                    (j)  A  duly   executed  and   acknowledged   Affidavit  of
Non-Foreign Status (the "Non-Foreign Affidavit") and Real Estate Reporting Transferor Identification form.

                    (k) Evidence acceptable to the Title Company and reasonably acceptable to Buyer's counsel that the documents delivered to Buyer by Seller at closing have been duly authorized and duly executed by Seller.

                    (l) A Closing Statement (hereinafter referred to as the "Closing Statement") evidencing all prorations between Seller and Buyer and expenses of the transaction contemplated herein which are disbursed on the Closing Date.

                    (m) Such affidavits and other documents as reasonably may be required by the Title Company so as to enable the Title Company to furnish Buyer with the owner's title insurance policy, containing as exceptions only the Conditions of Title.

           Section 5.5. Deposits and Deliveries by Buyer. Buyer shall deliver or cause to be delivered on the Closing Date, each of the following documents and funds:

                    (a) Federal wire transfer of immediately available funds to an account designated by Seller, in the amount of the cash portion of Purchase Price less (a) the amount of the Deposit, and (b) Buyer's one-half share of the interest on the Deposit as set forth in Section 2.2(a) (the "Purchase Funds").

                    (b) Evidence reasonably acceptable to Seller's counsel that the documents delivered to Seller by Buyer at closing have been duly authorized and executed by Buyer.

                    (c) A duly executed  counterpart of the Closing  Statement.

                    (d) A duly executed  Buyer's  Affidavit and Agreement.

                    (e)   Evidence   of  the  due   formation   of  Buyer   and
qualification  of Buyer to do business in  California.

                    (f) A duly executed and acknowledged  Contract  Assignment.

                    (g) A duly executed and acknowledged Obligations Assumption Agreement.

                    (h) A duly executed and acknowledged  Operating  Agreement.

                    (i) A duly executed and acknowledged  Exclusive  Agreement.

                    (j) [intentionally   deleted  prior  to  execution]

                    (k) [intentionally   deleted  prior  to  execution]

                    (l) [intentionally   deleted  prior  to  execution]

                    (m) [intentionally  deleted prior to execution]

                    (n) A  duly  executed  and  acknowledged   Non-Residential
Property Agreement.

                    (o) Except as otherwise set forth in Section 10.19 hereof, a duly executed and acknowledged $5,000,000 promissory note (the "$5M Note") and the deed of trust securing the $5M Note (the "Deed of Trust"), which $5M Note and Deed of Trust shall be in the forms attached hereto and made a part hereof respectively as Exhibits M and N.

                    (p) A duly executed and acknowledged deed of trust securing the obligations specified on Exhibit P hereof (the "Second Deed of Trust"), and which Second Deed of Trust shall be in the form attached hereto and made a part hereof as Exhibit P.

           Section 5.6. Closing. The transaction contemplated herein shall be closed when the Title Company is irrevocably committed to issue the title insurance described in Section 5.2 above. The transaction contemplated herein shall be closed with the assistance of the Title Company, and the Title Company shall:

                    (a) Record the Deed;

                    (b) Record the Deed of Trust;

                    (c) Record the Second Deed of Trust;

                    (d) Issue to Buyer the owner's policy of title insurance described in Section 5.2 above; and

                    (e) Deliver to Seller the Purchase Funds, the Deposit and the interest on the Deposit.

           Section 5.7. Prorations.

                    (a) Rents and other income, if any, current taxes, service, management, operating and maintenance expenses shall be prorated between Seller and Buyer as of the Closing Date. Installments of taxes and assessments levied, due and payable on or before the Closing Date shall be paid in full by Seller. Seller shall be entitled to receive and retain all income with respect to the Property and shall be obligated to pay all expenses with respect to the Property for all time periods through and including the date prior to the Closing Date. Buyer shall be entitled to receive and retain all such income and shall be obligated to pay all such expenses for all time periods commencing on or after the Closing Date. In the event that the 1999 and 2000 real property taxes and district assessments are not available as of the Closing Date, the proration shall be based upon the latest available information, and Seller and Buyer shall effect a reconciliation between them within sixty days after the actual amount of 1999 and 2000 taxes is available. Rent shall be prorated based on the actual number of days in the month during which the Closing occurs. Income and expenses (other than property taxes and assessments) shall be prorated on the basis of the cash method of accounting. All rents and other sums received by Buyer on or after the Closing Date shall be applied first to rent and other obligations owing for the month during which the Closing Date occurs, and thereafter to rent and other obligations then owing for months after the month during which the Closing Date occurs, and thereafter to rent and other obligations owing for months prior to the month during which the Closing Date occurs, then to Buyer's costs of collection, if any, including attorneys' fees, provided that Buyer shall have no obligation to collect delinquent rents for Seller's account. There shall be no proration between Seller and Buyer with respect to insurance premiums, as Buyer will obtain its own insurance with respect to the Property.

                    (b) All items subject to proration pertaining to the period prior to the Closing Date shall be credited or charged to Seller, and all such prorations pertaining to the period on or following the Closing Date shall be credited or charged to Buyer. For purposes of this paragraph, installment payments of assessments (other than the normal regularly recurring real property taxes affecting the Property) payable following the Closing shall be deemed to pertain to periods following the Closing Date notwithstanding the fact that the assessment was imposed, or first became a lien, prior to Closing. Seller and Buyer shall cooperate to produce as complete and accurate as reasonably possible prior to the Closing Date a schedule of prorations to be made as of the Closing Date. All prorations which can be liquidated accurately or reasonably estimated as of the Closing Date shall be made on the Closing Date by Federal wire transfer to the Title Company for disbursement by the Title Company in accordance with the Closing Statement. All other prorations, and adjustments to initial estimated prorations, shall be made by Buyer and Seller with due diligence and cooperation within 60 days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by cash payment to the party yielding a net credit from such prorations from the other party. Such cash payment shall be made within ten business days of demand for payment by the party entitled to receive such payment and, if not timely paid, such amount due shall bear interest from the date due until the date of actual payment at an interest rate of ten percent (10%) per annum.

                    (c) Seller shall pay in full all invoices, bills and other obligations for the management, operation, servicing and maintenance of the Property pertaining to the period prior to the Closing Date, including all water, gas, electricity, sewer and other utility charges or rental agreements with respect to the Property entered into on or before the Closing Date, whether the invoices, bills or other evidence of such obligations are received prior to, on or following the Closing Date.

                    (d) At the Initial Closing, Newco shall reimburse Seller and East West Partners, Inc. respectively for the expenses incurred by each of them prior to the Closing as set forth on Exhibit R.

                    (e) The provisions of this Section 5.7 shall survive the Closing.

           Section 5.8. Closing Costs. Except as the following may relate to any financing Buyer employs in connection with this transaction or as otherwise provided on Exhibit R, Seller shall pay any excise taxes imposed by any governmental authority on this transaction, the cost of all transfer, sales and conveyance taxes on this transaction, recording fees, one-half of any escrow fees charged by the Title Company, Seller's legal fees and title insurance premiums. Subject to Section 10.12 below, in addition Seller shall be solely responsible for the cost (including payment of prepayment fees or other charges) to pay off in full, and have canceled and discharged of record, all liens, encumbrances and other instruments of record other than the approved Conditions of Title. Buyer shall pay one-half of any escrow fees charged by the Title Company, and Buyer's legal fees and costs incurred in connection with the contemplated transaction. All other costs of this transaction, if any, shall be borne by the parties in accordance with the terms of this Agreement.

           Section 5.9. Possession. Upon the Closing, the right to possession of the portion of the Property being conveyed to Buyer shall transfer to Buyer and Seller shall transfer and deliver to Buyer the originals of all instruments and documents evidencing or relating to the Contract Obligations as same relate to the portion of the Property being conveyed to Buyer, to the extent the same are within the possession or control of Seller, which have not yet been delivered to Buyer. On the Closing Date, Seller shall notify in writing all parties with whom Seller has entered into oral or written contracts or arrangements pertaining to the Property as same relate to the portion of the Property being conveyed to Buyer, including, without limitation, all utility companies, of the transfer of the Property from Seller on the Closing Date and directing that sums due from such parties be made to Buyer, or Buyer's order, from and after the Closing Date. All such sums, to the extent they pertain to periods prior to Closing, shall be credited to Seller as a proration under
Section 5.7 above. All deposits, if any, made by Seller with any utility company shall be transferred for the benefit of Buyer and credited to Seller as a proration under Section 5.7.

           Section 5.10. Filing of Reports. The Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.

                                   ARTICLE VI

                    LIQUIDATED DAMAGES/ SPECIFIC PERFORMANCE

           Section 6.1. Liquidated Damages. In the event that Buyer shall default in the performance of its obligations under this Agreement on or before the Initial Closing, then the entire Deposit (notwithstanding the fact that only a portion of the Property may have been required to be conveyed at the Initial Closing), together with all interest thereon, shall be paid by Title Company to Seller as liquidated damages and not as a penalty (except that, notwithstanding the foregoing limitation, Seller shall also be entitled to receive in addition to the entire Deposit and interest thereon (i) any sums due Seller pursuant to Section 4.4(b) above and (ii) the benefit of Buyer's covenants under Section 10.15 below, Buyer's obligations set forth in these clauses (i) and (ii), hereafter collectively referred to as the "Survival Obligations"), . BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT SELLER'S DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE OR ESTIMATE, AND THE AMOUNT OF THE ENTIRE DEPOSIT AND INTEREST THEREON, TOGETHER WITH THE SURVIVAL OBLIGATIONS, IS THE PARTIES BEST AND MOST ACCURATE PRE-ESTIMATE OF THE DAMAGES SELLER WOULD SUFFER IN THE EVENT THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT FAILS TO CLOSE UNDER THE FOREGOING CONDITIONS, AND IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT. BUYER AND SELLER AGREE THAT THE SELLER'S RIGHT TO RECEIVE THE ENTIRE DEPOSIT AND INTEREST THEREON AS LIQUIDATED DAMAGES TOGETHER WITH THE SURVIVAL OBLIGATIONS SHALL BE THE SOLE AND EXCLUSIVE REMEDY OF SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY BUYER.


-------------------------           -------------------------
Seller's Initials                   Buyer's Initials

           Section 6.2. Multiple Closings. In the event of Multiple Closings, the provisions of Exhibit T shall govern defaults by Buyer under this Agreement occurring subsequent to the Initial Closing.

                                  ARTICLE VII

                      DAMAGE AND DESTRUCTION, CONDEMNATION

           Section 7.1. Damage and Destruction. If prior to the Initial Closing the Property is damaged by any casualty prior to Closing, Seller shall immediately notify Buyer in writing upon learning of the same (the "Casualty Notice") and if:

                    (a) Ten percent (10%) or less in value or in acreage of the Land is destroyed or materially damaged, then Seller and Buyer shall proceed with the Initial Closing as provided for in this Agreement without repair of the casualty damage, and without any reduction in or credit against the Purchase Price; or

                    (b) Greater than ten percent (10%) in value or in acreage of the Land is destroyed or materially damaged, then Buyer must elect not later than thirty (30) calendar days after receipt of the Casualty Notice to either

(i) terminate this Agreement by giving notice to such effect to Seller (in which event the Deposit shall be returned to Buyer and neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder except as otherwise provided hereunder) or (ii) proceed with the Initial Closing as set forth herein without repair of the casualty damage and without any reduction in or credit against the Purchase Price, receive an assignment of Seller's rights in any insurance proceeds which remain unpaid to Seller in connection with such casualty, and receive a credit against the Purchase Price in the amount of any amounts previously paid to Seller as insurance proceeds in connection with such casualty less the cost of collecting the same.

           Section 7.2. Condemnation. Seller shall notify Buyer immediately upon learning of the occurrence of the institution or maintenance of any condemnation or similar proceeding with respect to the Property (the "Condemnation Notice"). In the event any such condemnation or other proceedings are instituted or maintained and is prior to the Initial Closing, and the same would materially impair the Development, Buyer at its option may either (i) terminate this Agreement within fifteen days after receiving the Condemnation Notice, in which event the Deposit shall be promptly returned to Buyer and neither Seller nor Buyer shall have any further obligations or liabilities one to the other hereunder except as otherwise provided hereunder; or (ii) consummate the transaction contemplated herein without any reduction in or credit against the Purchase Price in which event Buyer shall receive from Seller at Closing all condemnation proceeds previously paid to Seller (less the cost of collecting the same) and an assignment of any such proceeds payable in respect to such condemnation or other proceedings subsequent to the Closing (less the cost previously incurred by Seller in collecting the same).

                                  ARTICLE VIII

                                  COMMISSIONS

           Section 8.1. Brokerage Commission and Finder's Fee.

                    (a) Each party to this Agreement represents and warrants to the other that no person or entity can properly claim a real estate commission, real estate finder's fee, real estate acquisition fee or other real estate brokerage-type compensation (collectively, "Real Estate Compensation") based upon the acts of that party with respect to the transaction contemplated by this Agreement. Seller agrees to indemnify, defend and hold Buyer harmless from any loss, cost or expense (including but not limited to attorneys' fees) resulting from any claim whatsoever for Real Estate Compensation, whether or not the transaction contemplated herein is closed and consummated, resulting solely from the actions of Seller. Seller and Buyer each hereby agrees to indemnify, defend and hold the other harmless from any loss, cost or expense (including but not limited to attorneys' fees) resulting from any breach by the indemnifying party of its representation and warranty in this Section 8.1(a).

                    (b) Seller acknowledges that East West Partners, Inc., but not Newco, may pay its general partner(s), investment manager and/or affiliates compensation in connection with this transaction at East West Partners, Inc.'s sole cost and expense.

                    (c) The provisions of this Section 8.1 shall survive the Closing and the termination of this Agreement.

                                   ARTICLE IX

         PARKING, CAPITAL IMPROVEMENTS, GOLF COURSE AND PROPERTY/RENTAL
                   MANAGEMENT, RIGHT OF FIRST OFFER ON RESORT

           Section 9.1. Ski Resort Parking. Seller and Buyer agree to work together to preserve the amount of existing skier parking. If such parking is eliminated by the Development pursuant to the Master Development Plan, replacement parking will be built on land owned by Seller or on a portion of the Excess Property. Seller agrees to bear the cost of constructing the first 250 replacement parking spaces or Seller may elect not to replace such 250 spaces. Buyer shall pay for the cost of constructing all replacement parking in excess of the first 250 spaces that will be eliminated (the "Excess 250 Spaces"). Buyer shall not have the right to eliminate the Excess 250 Spaces until all such spaces have been replaced. The location of the land for the Excess 250 Spaces, the configuration of the parking, the timing of the construction and whether the location of such parking spaces will be on land owned by Seller (in which event such land will be supplied by Seller to Buyer at no cost to Buyer) or by Newco, will all be subject to the reasonable approval of Seller. Buyer agrees that Seller shall have the right to disapprove the location of the Excess 250 Spaces, if such spaces are not in close proximity to the spaces being replaced. The provisions of this Section 9.1 shall survive the Closing.

           Section 9.2. Capital Improvements. Provided Newco timely complies with all of the provisions of the $5M Note and the Deed of Trust, Seller agrees to make the following capital improvements during the summer of 2000 at a budgeted cost of approximately $5,000,000:

                    (a)   Completion  of  trails  and  Lookout  Lift;

                    (b)   New equipment rental facilities;

                    (c)   Expansion  of snow making  capabilities;  and

                    (d)   Real estate trail.

           Section  9.3.  Intentionally  Deleted.

           Section  9.4.  Intentionally  Deleted.

           Section  9.5.  Intentionally  Deleted.

           Section 9.6. Project Land. In order to defer the time consuming process of legally subdividing portions of the Property and to expedite obtaining governmental approval of the Development, Buyer and Seller hereby acknowledge and agree that the Property to be conveyed at Closing may consist of more real property (the "Excess Property") than is (i) ultimately desired by them to be conveyed or (ii) reflected in the Purchase Price. The Excess Property is identified in Exhibit Q hereof and shall be reconveyed by Buyer to Seller as soon as practical following the Closing, free and clear of all liens, deeds of trust, judgments and encumbrances of any nature other than the Conditions of Title. Buyer agrees to use best efforts at Buyer's sole cost and expense to subdivide the portions of the Property conveyed to Buyer in order to convey the Excess Property back to Seller. Buyer agrees that Excess Property may exist within the real property contained within the Black Outline.

                                   ARTICLE X

                               GENERAL PROVISIONS

           Section 10.1. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill or, in the case of facsimile transmission upon confirmation of transmission as indicated by the sender's facsimile machine:

           To Seller: Booth Creek Ski Holdings,  Inc.
                      1000 S. Frontage Road West
                      Suite 100
                      Vail, Colorado 81657
                      Attention: Christopher P. Ryman

                                 and

                                 Elizabeth J. Cole
                                 Telephone:  (970) 476-3190
                                 Facsimile:  (970) 479-0291

                with copies to:  Michael D. Beck, Esq.
                                 Loeb & Loeb LLP
                                 345 Park Avenue
                                 New York, New York   10154
                                 Telephone:  (212) 407-4920
                                 Facsimile:  (212) 407-4990

                                 and

                                 Thomas E. Rohlf, Esq.
                                 Loeb & Loeb LLP
                                 1000 Wilshire Blvd.
                                 Suite 1800
                                 Los Angeles, California   90017
                                 Telephone:  (213) 688-3696
                                 Facsimile:  (213) 688-3460


                To Buyer:        East West Partners, Inc.
                                 100 East Thomas Place
                                 P.O. Drawer 2770
                                 Avon, Colorado   81620
                                 Attention:      Harry H. Frampton III
                                 and

                                 Blake L. Riva
                                 Telephone:  (970) 845-9200
                                 Facsimile:  (970) 845-7205


                with copies to:  James R. Wear, Esq.
                                 Wear Travers & Davis PC
                                 1000 S. Frontage Rd. W.
                                 Suite 200
                                 Vail, Colorado   81657
                                 Telephone:  (970) 476-7646
                                 Facsimile:  (970) 476-7118

                                 and

                                 James L. Cunningham, Esq.
                                 and
                                 James F. Wood, Esq.
                                 Sherman & Howard L.L.C.
                                 633 Seventeenth Street
                                 Suite 3000
                                 Denver, Colorado   80202
                                 Telephone:  (303) 299-8356 (Cunningham)
                                             (303) 299-8154 (Wood)
                                 Facsimile:  (303) 298-0940

                To the Title     First American Title Insurance Company
                Company:         228 East 45th Street
                                 New York, New York 10017-3303
                                 Attn:  Christopher Burdick, Esq.
                                 Telephone: (212) 850-0627
                                 Facsimile: (212) 331-1514


           Section 10.2. Agreement, No Modifications. This Agreement, together with the exhibits attached to this Agreement, incorporates all agreements, warranties, representations and understandings between the parties to the Agreement with respect to the subject matter hereof and constitutes the entire agreement of Seller and Buyer with respect to the purchase and sale of the Property. Any prior or contemporaneous correspondence, memoranda, understandings, offers, negotiations and agreements, oral or written, are merged herein and replaced in total by this Agreement and the exhibits hereto and shall be of no further force or effect. This Agreement may not be modified or amended except in a writing signed by Seller and Buyer.

           Section 10.3. Time. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

           Section 10.4. Attorneys' Fees. In the event of any action or proceeding at law or in equity between Buyer and Seller (including an action or proceeding between Buyer and the trustee or debtor in possession while Seller is a debtor or between Seller and the trustee or debtor in possession while Buyer is a debtor, in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Buyer or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' and paralegals' fees and expenses, incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, whether or not such action, proceeding or appeal is prosecuted to judgment or other final determination, together with all costs of enforcement and/or collection of any judgment or other relief. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' fees shall be included in and as part of such judgment.

           Section 10.5. Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. Notwithstanding the foregoing, it is contemplated that EWRD V and Newco will be formed prior to Closing and additional entities may be formed subsequent to Closing, but unless and until EWRD V, Newco, or such additional entities are formed, no partnership or joint venture shall be created by virtue of this Agreement. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

           Section 10.6. No Merger. The obligations, covenants, representations and warranties, and the remedies for breach of them, set forth in this Agreement shall not merge with transfer of title but shall remain in effect for a period of time either specifically as provided in this Agreement, or as follows:

                    (a) The provisions of Sections 4.1(a),  (c), (f), (g), (h),
(j), (k), (l), and (t) shall survive the Initial Closing for a period of one year, except that the provisions of Section 4.1(t) that are applicable to the provisions of Sections 4.1(i), (o), (r) and (s) shall not survive the Initial Closing.

                    (b) The provisions of Sections 4.1 (e) and (m) shall survive the Initial Closing for a period of two years.

                    (c) The provisions of Sections 4.1(i), (o), (r) and (s), shall not survive the Initial Closing.

                    (d) The  provisions of Sections  4.1(b),  (d), (n), (p) and
(q) shall survive the Initial Closing for the earlier of (a) a three year period or (b) as such provisions relate to any particular development parcel, for a period of three months following the commencement of actual construction on such parcel.

           Section 10.7. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns. Buyer shall have no right to assign its interest under this Agreement except only to Newco and shall, in accordance with the provisions of this Agreement immediately prior to Closing, assign its interest under this Agreement to Newco.

           Section 10.8. Further Assurances. Whenever and so often as requested by Buyer or Seller, the other party promptly will execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other things, as may be necessary and reasonably required to vest more fully in the requesting party all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred upon it by this Agreement.

           Section 10.9. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original; all counterparts so executed shall constitute one instrument and shall be binding on all of the parties to this Agreement notwithstanding that all of the parties are not signatory to the same counterpart.

           Section 10.10. Construction. This Agreement shall be governed by and construed under the laws of the State of California. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement, any amendments or exhibits to it, or any document executed and delivered by either party in connection with this Agreement. All captions in this Agreement are for reference only and shall not be used in the interpretation of this Agreement or any related document. If any provision of this Agreement shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Agreement and all such other provisions shall remain in full force and effect.

           Section 10.11. Termination. If Buyer does not deposit the Deposit with the Title Company, on or before the No Return Date, then this Agreement shall terminate, and neither Buyer nor Seller shall have any further obligations or liabilities to one another except as otherwise provided hereunder.

           Section 10.12.  Seller's Inability.  Except as otherwise provided in
Section 10.19, if at the Initial Closing, as the Initial Closing may be extended pursuant to the provisions of this Agreement, Seller is unable to convey title to the Property in accordance with the terms of this Agreement, either (i) as a consequence that all of the Property does not consist of Conveyable Tracts, (ii) as the result of any other inability to convey, (iii) in accordance with any representations or warranties made by Seller hereunder or (iv) because Seller did not obtain the Consent, the sole responsibility of Seller will be to instruct the Title Company to pay the Deposit and the interest thereon to Buyer and, upon the giving of such instructions, this Agreement shall be terminated and neither Buyer nor Seller shall have any further claim against the other by reason of this Agreement, except as otherwise provided in this Agreement. In respect to both the Initial Closing and all subsequent Closings, except as otherwise expressly provided in this Agreement Seller may, but shall not be required to, take any measures of any kind, bring any action or proceeding, or incur any expense, in order to correct any misrepresentations or breach of any warranty or remove any objection to title that Buyer has not agreed hereunder to accept. Buyer, nevertheless, may accept such title as Seller may be able to convey, without reduction of the

Purchase Price or any credit or allowance against the same and without any other liability on the part of Seller, and provided that Buyer irrevocably waives in writing any right or claim against Seller in connection therewith. If Buyer does not agree to accept such title, the Parcel or Parcels so affected shall no longer be the subject of this Agreement and Buyer shall have no rights with respect thereto. The acceptance of the Deed by Buyer shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, that herein specifically are stated to survive the Closing. Unless so specifically stated, no agreement, covenant, warranty or representation made herein shall survive the Closing. If the Property is affected by any lien, encumbrance or question of title not expressly consented to herein by Buyer or which the Buyer is not required to take title subject to, Seller shall, subject to the following provisions of this Section 10.12, have the privilege to remove or satisfy the same or cause the Title Company to insure Buyer against the collection of same from the Property and shall be entitled to an adjournment of the Closing Date for a period or periods not exceeding ninety (90) days (in the aggregate) in connection therewith. If as of the Closing Date the aggregate of all monetary liens of record (exclusive of deeds of trust/mortgages) is less than $2,000,000, then Seller shall satisfy such liens or cause the Title Company to insure Buyer against the collection of same from the Property within the ninety (90) day extension period set forth in the previous sentence. If as of the Closing Date the aggregate of all monetary liens of record (exclusive of deeds of trust/mortgages) equals or exceeds $2,000,000 and Seller does not elect to use its privilege of removing or satisfying same or causing the Title Company to insure Buyer against the collection of same from the Property, Buyer may either (i) take a credit, as its sole and exclusive remedy, equal to the lesser of (a) $2,000,000, and (b) the amount of the liens not removed or satisfied or so insured against, towards the Purchase Price and close on the Closing Date or (ii) terminate this Agreement. In the event of Multiple Closings, the $2,000,000 figure set forth above shall be prorated, so that the figure applicable to the conveyance of any particular portion of the Property shall be the sum of $2,000,000 multiplied by a fraction, the numerator of which is the number of Units that can be developed pursuant to the Master Development Plan on the portion of the Property to be conveyed and the denominator of which is 2,300.

           Section 10.13. Additional Re: Due Diligence. Buyer agrees that Buyer's failure to commence or complete any investigations, inspections or due diligence with respect to the Property or the transactions contemplated hereunder, for any reason whatsoever including, without limitation, by reason of Seller's default or Seller's unwillingness to cooperate with Buyer and/or provide any access, information, or documents Buyer may desire or request, shall not constitute a default by Seller hereunder or extend or otherwise affect the No Return Date in any way.

           Section 10.14. Confidentiality. In connection with Buyer's analysis of the transactions contemplated hereunder (collectively, the "Transaction"), Buyer has requested from Seller certain information which is confidential, proprietary or otherwise not generally available to the public. As a condition to Seller disclosing such information, Buyer agrees, as set forth below, to treat confidentially such information and any information heretofore furnished and any other information which Seller or any of its respective Representatives (defined below) may furnish to Buyer and irrespective of its form, whether oral or written, and any and all summaries, projections, compilations, studies, abstracts, analyses or other documents prepared by or on behalf of Buyer which contain or are in any way prepared from or based upon, in whole or in part, any such information furnished by Seller (collectively, the "Evaluation Material").

           The term "Evaluation  Material" does not include  information  which
(i) is or becomes generally available to the public other than as a result of a disclosure by Buyer or its Representatives in violation of this Agreement or
(ii) becomes available to Buyer from a source other than Seller or its Representatives.

           Unless the context hereof clearly requires the contrary, as used in this Section 10.14, the terms Seller and Buyer or any other reference in this
Section 10.14 to either of them shall include the respective affiliated companies and other affiliated entities of Seller or Buyer, as the case may be, and the respective directors, officers, employees, partners, affiliates (which, in the case of Buyer, shall include Crescent Development Management Corporation), lenders and prospective lenders, agents, representatives, accountants, attorneys, or other advisors of each (sometimes collectively referred to herein as "Representatives").

           Buyer agrees that it will not use the Evaluation Material to compete with Seller and that the Evaluation Material furnished to it will be kept confidential by and used solely for the purpose of evaluating the Transaction; provided, however, that the Evaluation Material may be disclosed to any Representative who needs to know such information for the purpose of evaluating the Transaction so long as such Representative is notified of the confidential nature of such information and is required to treat such information confidentially. In any event, Buyer will be responsible for any use of the Evaluation Material by it or by any of its Representatives in breach of this Agreement.

           Buyer agrees that it will not make copies of the Evaluation Material except as necessary for the purpose of evaluating the Transaction, and that within five days after the request of Seller, Buyer will promptly redeliver to Seller all copies of the Evaluation Material in the possession of Buyer or its Representatives and that Buyer will destroy all memoranda, notes and other writings constituting Evaluation Material (other than this Agreement) prepared by such party or any of its Representatives.

           Buyer agrees that, except as permitted by the fourth and eighth paragraphs of this Section 10.14, it will not, and it will direct its Representatives not to, make any disclosure that Buyer is having or has had discussions with, or has received Evaluation Material from Seller concerning the Transaction.

           Buyer and Seller agree that money damages would not be an adequate remedy for any breach by them of this Section 10.14 and that in addition to all other remedies, including money damages, to which the aggrieved party may be entitled, the aggrieved party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and each party agrees to waive, and to use best efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy. This paragraph is intended to supercede, and shall supercede, the liquidated damages provisions appearing elsewhere in this Agreement.

           In the event that Buyer or its Representatives are requested or required (by oral questions, interrogatories, requests for information, documents subpoena, civil investigative demand or similar process) to disclose any Evaluation Material or the fact that the Evaluation Material has been made available, it is agreed that, if permitted by law, Buyer and its Representatives will provide Seller with prompt written notice of each such request or requirement, so that Seller may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this

Agreement. It is further agreed that if, in the absence of a protective order or other appropriate remedy or the receipt of a waiver hereunder, Buyer, in the opinion of its counsel, is compelled to disclose Evaluation Material to any party or else stand liable for contempt or suffer other censure or penalty, Buyer may disclose such information to such party without liability hereunder, provided that it furnishes only that portion of the Evaluation Material which, in the opinion of such counsel, is legally required and makes reasonable efforts, at the expense of Seller, to obtain reliable assurances of confidential treatment of the Evaluation Material being disclosed.

           The provisions of this Section 10.14 shall survive any termination of this Agreement and the Closing.

           Section 10.15. Reimbursable Expenses (a) If the Initial Closing fails to occur and this Agreement is terminated, including, without limitation, a termination pursuant to Section 10.11 or 10.12 hereof, and/or if the Initial Closing fails to occur by reason of a default by Buyer, then the product of all due diligence, inquiries and investigations undertaken or performed by or on behalf of Buyer shall be delivered to Seller within ten (10) days thereafter, including, without limitation, all studies, reports or other materials and all materials comprising the Valuable Due Diligence Materials, as hereinafter defined (collectively, "Due Diligence Materials"). Subject to the provisions hereinafter provided, if the Initial Closing failed to occur for any reason, other than Buyer's default or a termination pursuant to Section 10.11, Seller shall reimburse Buyer within six (6) months following the termination of this Agreement for all reasonable costs and expenses of unaffiliated third parties incurred by Buyer for the Valuable Due Diligence Materials, in an amount not to exceed $250,000, provided that (i) all of the Due Diligence Materials are delivered to Seller within ten (10) days of the termination of this Agreement, and (ii) within said ten (10) day period Buyer notifies and directs, in a form reasonably acceptable to Seller, all third party providers of the Due Diligence Materials that said providers shall deal with Seller as if Seller originally ordered and paid for said materials. The term "Valuable Due Diligence Materials" means Due Diligence Materials which are of reasonable value to Seller, including, without limitation, information that would substantially facilitate a future sale of all or any substantial portion of the Property or which is applicable generally to any future use or development of the Property (as opposed to relating specifically to the Development). (b) In addition to the foregoing, but subject to the provisions hereinafter provided, if the Initial Closing fails to occur solely because of Seller's inability to convey title to at least a portion of the Property as required hereunder, then Seller shall reimburse Buyer for the actual and reasonable out-of-pocket expenses incurred by Buyer, in a total amount not to exceed $500,000 (less any amount Seller is required to reimburse Buyer for the Valuable Due Diligence Materials), in connection with this transaction with the exception of Buyer's (or any affiliate thereof) attorneys' fees and disbursements, within six months following the termination of this Agreement, provided Borrower has delivered the Due Diligence Materials to Seller as required under this Section 10.15.

           The parties acknowledge that the Closing is contingent upon obtaining of the consent (the "Consent") to the Closing from both the holder of the current Deed of Trust affecting the Property and the holders of certain bonds issued by Seller. Notwithstanding anything contained in this Section
10.15 to the contrary, if Seller has not been able to obtain the Consent by February 21, 2000 and Seller gives Buyer notice of such inability on or before February 23, 2000 then, unless Buyer waives its right to receive the payments provided to be made by Seller pursuant to the provisions of this Section 10.15 by notice to Seller given no later than February 25, 2000, Seller shall have the right to terminate this Agreement in which event the Deposit and the interest thereon shall be returned to Buyer and neither Buyer nor Seller shall have any further obligations or liabilities under this Agreement except as otherwise provided hereunder. Buyer's obligations to deliver the Due Diligence Materials to Seller pursuant to the provisions of this Section 10.15 are in addition to the damages provided to be paid to Seller pursuant to the provisions contained in Sections 2.2 and 6.1 and any other provision of this Agreement. The provisions of this Section 10.15 shall survive any termination of this Agreement.

           Section 10.16. Additional Re: Consent. If on the date scheduled for Initial Closing the Consent has not been obtained, (a) then in addition to any other rights Seller may have under this Agreement to postpone or adjourn the closing, Seller shall be entitled on notice to Buyer to postpone and adjourn the Initial Closing for up to an additional sixty (60) days and (b) provided that Buyer (i) is not then in default under any provision of this Agreement,
(ii) has deposited the Additional Down Payment with the Title Company, (iii) waives in a writing delivered to Seller (together with Buyer's Consent Notice, as hereafter defined) all conditions to the Initial Closing other than matters first appearing of record after the date Buyer adjourns the Initial Closing pursuant to the provisions of this Section 10.16, and (iv) covenants in a writing delivered to Seller (together with Buyer's Consent Notice) in good faith to diligently undertake all activities, including, without limitation, performing all due diligence, to advance and further the Development from the date of Buyer's Consent Notice through the date of closing, (the "Continued Due Diligence"), then Buyer shall be entitled on notice to Seller (the "Buyer's Consent Notice") to postpone and adjourn the Initial Closing to a date not later than September 30, 2000. If following the delivery of Buyer's Consent Notice and prior to Seller's obtaining the Consent, Buyer ceases the Continued Due Diligence for more than fifteen (15) days following notice from Seller to Buyer, then Seller shall have the right to terminate this Agreement with the same effect as if the Consent had not been obtained pursuant to Section 10.12 hereof. If after the delivery of Buyer's Consent Notice, Seller obtains the Consent, Seller shall have the right to accelerate the Initial Closing to any business day occurring on or after thirty (30) days following delivery of a notice to such effect to Buyer.

           Section 10.17. Exculpation. Buyer agrees that the liability of Seller under this Agreement, and with respect to all matters pertaining to or arising out of this Agreement, shall be limited to Seller's interest in the Property. In addition, under no circumstances shall either Buyer or Seller make claims against or seek to impose any personal liability upon any individual, including, without limitation, any general or limited partner, officer, director, employee or shareholder.

           Section 10.18. Re: Exhibits. (a) At the request of Buyer, prior to the Initial Closing Seller and Buyer shall use all reasonable good faith efforts to attempt to negotiate a definitive operating agreement for the Option Agreement referred to on Exhibit K. (b) Seller and Buyer shall cooperate in good faith to complete all of the unfinished Exhibits to this Agreement and to
the  Operating   Agreement  prior  to  the  Initial  Closing.

           Section 10.19.  Modifications  to Closing  Conditions.

                    (a) If Buyer requests any changes or modifications to the Master Development Plan prior to the Initial Closing, Seller shall not unreasonably withhold Seller's consent to such changes or modifications, unless such changes or modifications would (i) increase Seller's infrastructure costs under the Operating Agreement, unless Buyer agrees to pay for such increased costs or (ii) affect the Village Core (as such term is defined in the Operating Agreement) or the Excess Property, in either of which events Seller may withhold Seller's consent in Seller's sole and absolute discretion.

                    (b) Seller will only be obligated to close if Seller is able to convey all of the Property at the Closing as Conveyable Tracts and if Seller is unable to so convey the Property, the provisions of Section 10.12 shall govern. Notwithstanding the foregoing, if Seller is able to convey some, but not all of the Parcels as Conveyable Tracts, or if Seller's lenders will consent to the conveyance of some, but not all of the Parcels that are Conveyable Tracts, then, subject to all of the provisions of this Agreement, the Closing shall nevertheless occur (and in such event, such Closing shall be the Initial Closing), provided that Seller can, at a minimum, convey the Parcels described as E, F, G, H, I, J, K and Q on the Master Development Plan (the "Initial Site"), as Conveyable Tracts and in such event the following provisions shall govern:

                         (i) The  purchase  price of the Initial  Site shall be
the sum of $10,000,000 payable in cash at the Initial Closing (and towards which the Deposit shall be credited) and the provisions of Section 5.5(o) of this Agreement and all references in this Agreement to the $5M Note and the Deed of Trust shall be deleted. At Seller's option, the Initial Site and/or any subsequent Parcel to be conveyed pursuant to this Agreement may contain Excess Property. The $5,000,000 balance of the Purchase Price shall be paid in cash as Seller conveys Additional Real Property to Buyer (as hereinafter defined). The term "Additional Real Property" shall mean real property that consists of additional Parcels not conveyed at the Initial Closing or, in lieu thereof, at Seller's sole and exclusive option, all or any portion of parcels 15, 16, 17, 18 or 27 referenced on the Auerbach Plot (as such term is defined in Section 10.19(b)(vii)). The purchase price for each parcel of Additional Real Property shall be the sum of $5,000,000 multiplied by a fraction, the numerator of which is the number of Units that can be developed pursuant to the Final Master Development Plan on the parcel of Additional Real Property to be conveyed at that time and the denominator of which is equal to the excess of (a) 1,800 over
(b) the number of Units that can be developed on Parcel 26 (as such term is defined in Section 10.19(b)(vii) pursuant to the Final Master Development Plan. Notwithstanding any other provision of this Agreement to the contrary, the unpaid portion of the $5,000,000 balance of the Purchase Price shall be paid to Seller in cash on the date which is the earlier to occur of (a) the conveyance to Buyer of Parcels A, B, and C (or all of the Development Portions (defined in
Section 10.19(k) below) of Parcels A, B and C) or (b) the date upon which Seller has conveyed sufficient real property to Buyer so that Buyer has the right to develop 1,800 Units on such real property.

                         (ii) As soon as the proposed single family subdivision
(the "EFG Subdivision") affecting a portion of Parcels E, F and G has received the requisite approvals so that the EFG Subdivision Land (as hereafter defined) comprises one or more legally conveyable parcels, Buyer shall, within 20 days of Seller's written request, reconvey to Seller from time to time the EFG Subdivision Land or subdivided portions thereof for no consideration subject only to the Conditions of Title. Buyer and Seller shall equally share the cost of any transfer taxes for such reconveyance. Pending such reconveyance, Seller shall retain the sole equitable ownership interest in the EFG Subdivision Land. If the complete EFG Subdivision occurs at a time prior to the conveyance of the Initial Site by Seller to Buyer, then, Seller shall have the right to exclude the EFG Subdivision Land from the conveyance of the Initial Site. Seller shall thereafter have the right to sell the EFG Subdivision Land free and clear of, and not subject to any of the provisions of, Exhibit F hereof. The term "EFG Subdivision Land" shall mean the real property which is identified as Northstar Unit 7 and 7A on the plat prepared by Auerbach Engineering Group dated October, 1999, including, without limitation, all common areas and related roadways and rights appurtenant thereto, including rights of way and access.

                         (iii) As to all Parcels  other than the Initial  Site,
Seller  shall have the option of  conveying  some or all of such Parcels at the

Initial Closing or any subsequent Closing, together with additional land located outside of the Black Outline (in which event such additional land shall be Excess Property), or delay conveying such Parcels until such Parcels are subdivided into Conveyable Tracts in accordance with the provisions, and subject to the conditions, set forth in this Section 10.19(b)(vi).

                         (iv) The Second Deed of Trust shall only be subject to
the Conditions of Title.

                         (v)  Section 9.2 shall be modified so that Seller will
only be obligated to spend the sum of $3,000,000 in the summer of 2000 for the performance of the work set forth in Section 9.2(a). Seller shall be obligated to spend $2,000,000 for the balance of the work set forth in Section 9.2 pro-rata as Seller receives the balance of the $5,000,000 of the Purchase Price pursuant to section 10.19(b)(i) above. Any costs or expenses that Seller incurs after the date of this Agreement in connection with the items enumerated in
Section 9.2 shall be in partial satisfaction of Seller's obligations hereunder and under Section 9.2.

                         (vi)  Seller  shall  use its best  efforts  to  obtain
subdivision approval for the portion of the Property not conveyed at the Initial Closing so that such Property is subdivided into Conveyable Tracts ("Subdivision Approval"). If any Off-Site Mitigation is required as a condition to obtaining Subdivision Approval, such Off-Site Mitigation shall be the sole cost, expense and responsibility of Buyer, except as otherwise set forth in the Operating Agreement. If and when Seller obtains Subdivision Approval for any one or more of the Parcels not yet conveyed to Buyer, Seller shall promptly notify Buyer ("Seller's Subdivision Notice"). The Closing of the Parcel or Parcels referred to in Seller's Subdivision Notice shall occur on the thirtieth
(30th) day (or if such day is not a business day, on the next succeeding business day) following Seller's giving to Buyer of Seller's Subdivision Notice. Buyer agrees to diligently cooperate with Seller to obtain Subdivision Approval. If Seller has been unable to obtain the Subdivision Approval for any portion of the balance of the Property not conveyed to Buyer at the Initial Closing on or before the fifth anniversary of the date of the Initial Closing, then Seller shall have no further obligation to subdivide or convey to Buyer the balance of the Property under this Agreement, and at such time Seller shall be deemed to have fully performed all of Seller's obligations under this Agreement except for those provisions that expressly survive closing set forth in Section 10.6(a)-(d) above but the balance of the Property shall nevertheless remain subject to the provisions of Exhibit F.

                         (vii)  Seller  shall  have  the  right  to  substitute
"Parcel 26" (as hereafter defined) in the place of and in lieu of the Initial Site. The term "Parcel 26" shall mean the parcel of real property designated as 26 and consisting of all or a portion of Parcels E, F, G, H, I, J, K, Q and N and Excess Property, as shown on the "Exhibit Depicting Separately Saleable Parcels in Trimont's Ownership" prepared by Auerbach Engineering Group and dated February 4, 2000 (the "Auerbach Plot"). Parcel 26 is also known as Resultant Parcel 2 and described in that certain Resolution To Approve a Minor Boundary Line Adjustment (MBR-9987) recorded November 23, 1993, as Instrument No. 93-087531 of the official records of Placer County.

                    (c) As to all of the Parcels, Buyer shall only have the right to develop the portions of the Property lying inside of the Black Outline.

                    (d) Simultaneous with the conveyance of Parcel P, Buyer and Seller shall execute a lease in the form annexed hereto as Exhibit S (the "Lease") leasing to Seller all of the improvements on Parcel P, together with the necessary easements for access and maintenance, until such time as the improvements thereon have been (A) separately subdivided and reconveyed to Seller subject only to the Conditions of Title, or (B) relocated to other land of Seller pursuant to the provisions of the Operating Agreement. Seller shall have the right to record a memorandum of the Lease and Buyer shall cooperate with Seller to prepare, execute and record same.

                    (e) Buyer agrees that all land on the Master Development Plan that does not lie within the Black Outline that is conveyed to Buyer comprises a portion of the Excess Property.

                    (f) Buyer shall grant Seller either permanent (for Property that Buyer shall retain) or temporary (for Property that will be reconveyed to Seller pursuant to the provisions of this Agreement) easements, and rights of access, use, occupancy, maintenance and repair (collectively, an "REA"), as Buyer and Seller reasonably agree are required or may be reasonably useful to benefit Seller's property, Seller's resort operations or Seller's use of the Essential Ski Property and Excess Property.

                    (g) Until Buyer commences construction on an individual Parcel, Seller shall have the right to continue to use all undeveloped Parcels for all resort related activities, including, without limitation, cross-country skiing and biking. Seller shall indemnify Buyer against such use and Seller shall maintain adequate insurance and will name Buyer as an additional insured thereon.

                    (h) Buyer will allow Seller to utilize Buyer's utility cuts for placement by Seller of compatible utility lines therein.

                    (i) Seller shall retain all timber, mineral and Water Rights, including the collection of surface run off water from the Property, subject to:

                         (i) as to timber,  Buyer shall  designate which timber
shall be cut; but Seller shall perform all logging activities in coordination with Buyer and Seller shall retain all proceeds therefrom;

                         (ii) Seller shall retain the sole and exclusive  right
to determine all logging activities on Excess Property and Seller shall retain all proceeds therefrom; and

                         (iii) as to the Water  Rights,  Buyer and Seller shall
reasonably agree as to the appropriate method of supplying water to service the needs of the Development.

                    (j)  Buyer   acknowledges   that   there  is  an   existing
ski-corridor through Parcel R which Buyer must preserve and which will be subject to an REA.

                    (k) In lieu of conveying all of Parcels A, B and C, Seller shall have the right to subdivide and convey to Buyer only those portions of Parcels A, B and C as are contemplated to be developed pursuant to the Final

Master Development Plan (the "Development Portions") and shall have the option of delaying the conveyance of Parcels A, B and C until such subdivisions have been completed.

                    (l) Seller shall retain a portion of the Density attributable to the Property necessary for the development of 60 Units on Seller's remaining property, together with any portion of the Density, if any, required to maintain and utilize all existing structures on Seller's remaining property. None of these 60 Units shall be subject to the provisions of Exhibit F.

                    (m) Seller agrees to cause to be prepared and delivered to Buyer following the Initial Closing an CLTA/ASCM survey of the Property prepared by a duly licensed surveyor reasonably acceptable to Buyer and Title Company showing the dimensions and boundaries of the Land, the dimensions and locations of all Improvements "as built" and in all other respects reasonably satisfactory to Buyer and the Title Company (the "Survey"), which Survey shall be accompanied by a surveyor's certificate in a form reasonably acceptable to Buyer and the Title Company (the "Surveyor's Certificate"). If the Initial Closing occurs, the cost of the Survey and the Surveyor's Certificate shall be paid one-half by Seller and one-half by East West Partners, Inc. ("East West") and in such event, East West shall reimburse Seller for East West's one-half share of such cost within ten (10) days following the delivery of the Survey and the Surveyor's Certificate to Buyer. Otherwise the cost of the Survey and
the   Surveyor's   Certificate   shall  be  the   obligation  of  Seller.

                    (n) Notwithstanding any provision of this Agreement to the contrary, in the event of Multiple Closings, if a particular provision of this Agreement does not contemplate Multiple Closings, then the following provisions shall govern:

                         (i)  Any  document  that is to be  delivered,  term or
condition to be satisfied or proration to be made that is applicable to all of the Property shall be modified by the agreement of Seller and Buyer acting reasonably to account for the Multiple Closings; and

                         (ii) The period of  survival  for the  representations
and warranties shall, to the extent such representation or warranty would, in all likelihood, only be discovered to be incorrect upon physical development of the relevant portion of the Property, be modified so that the period of survival is measured from the date of conveyance of such portion of the Property. In all other cases, the periods set forth in Section 10.6 shall govern and be measured from the date of the Initial Closing.

                    (o) Buyer, at Buyer's sole and exclusive option, shall have the right to elect not to take title to a particular Parcel (the "Deleted Parcel"), in which event the following provisions shall govern:

                         (i) there shall be no reduction in the Purchase Price,
or the portion of the Purchase Price applicable to the group of Parcels that the Deleted Parcel is included within pursuant to this Agreement;

                         (ii)  if such  Parcel  is one or more of D, L, M or R,
then the portion of the Density applicable to the Deleted Parcel pursuant to the Master Development Plan shall be transferred to the balance of D, L, M and R, as the case may be, and the numerator set forth in Section 10.19(b)(i) above applicable to the first conveyance of any of Parcels D, L, M and R shall instead be the sum of (a) the number of Units applicable to the Parcel to be conveyed pursuant to the Master Development Plan plus (b) the number of Units applicable to the Deleted Parcel pursuant to the Master Development Plan; and

                         (iii) the Deleted  Parcel  shall not be subject to the
provisions of Exhibit F hereof.

           The IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date and year first written above:

                               SELLER:


                               TRIMONT LAND COMPANY, a
                               California corporation


                               By: /s/ Christopher P. Ryman
                                  ----------------------------------
                               Name:   Christopher P. Ryman
                               Title:  President


                               BUYER:

                               EAST WEST PARTNERS, INC., a
                               Colorado corporation


                               By: /s/ Harry H. Frampton III
                                  ----------------------------------
                               Name:   Harry H. Frampton III
                               Title:  Chairman

                                   Exhibit A

                                      LAND

     Buyer acknowledges and agrees that, in addition to the information disclosed in Exhibit A, Seller has applied and is awaiting approval for the development of a ski-run through Parcel Q and Seller currently contemplates the construction of such ski-run in the summer of 2000.

     Graphic   of   map   January,   2000   -   Master   Development   Plan   -
Northstar-at-Tahoe omitted.

                                   Exhibit B

                       [Obligations Assumption Agreement]

                                   Exhibit C

                       [List of Contracts to be Assumed]

     1. At the Initial Closing, Buyer shall assume the obligations of Seller under the Agreement between Northstar Club, LLC and Seller, a copy of which has heretofore been delivered to Buyer. Buyer shall then have the right to reasonably select the portion of the Property that will be used to satisfy the terms of such agreement, and if such portion has not yet been conveyed by Seller to Buyer, Seller shall cooperate with Buyer to effectuate the terms of such agreement.

     2. Items set forth in a letter from Tamra N. Underwood, Esq. to James R. Wear, Esq. dated December 14, 1999, to the extent such items relate to all or any portion of the Property.

     3. To the extent the Property includes the "Photo Shop", Agreement between Trimont Land Company and SharpShooter Corporation, dated July 17, 1998.

     4. Agreement Terminating Option and Amending Agreement to Purchase and Sell Real Property, dated the ____ day of September, 1999, between Trimont Land Company and Northstar Club LLC.

                                   Exhibit D

                             [Operating Agreement]

           The form of Operating Agreement representing Exhibit D to the Agreement for Purchase and Sale of Real Property has been filed as Exhibit 10.2 to the Company's Report on Form 10-Q for the quarterly period ended January 28, 2000.

                                   Exhibit E

                             [Contract Assignment]

                                   Exhibit F
                             [Exclusive Agreement]


                       Items To Be Included In Agreement:

1.   Term:             Ten (10) years from the date of the Initial Closing

2.   Property:         Right of First Offer on undeveloped property Seller may
                       wish to sell from time to time (consisting of all, or any portion of, Seller's remaining approximately 6,000 undeveloped acres) and any portion of the Property that was not conveyed to Seller after the five year period specified in Section 10.19.

3.   Purchase Price:   8% of Gross Sales; No upfront cash payment

4.   No Recording:     This agreement shall not be recorded and shall terminate
                       with respect to any portion of the real property that is foreclosed upon by an unrelated third party lender.

5.   Conditions:       - Subject to mutual agreement of parties as to
                       integration with Master Development Plan

                       - Seller to bear no infrastructure costs, except that if Seller does not convey to Buyer all of the Property pursuant to Section 10.19(b)(vi), then any of such Property that is subsequently conveyed to Buyer pursuant to the provisions of this Exhibit shall bear the infrastructure costs as set forth in the Operating Agreement as if such Property were conveyed to Buyer as originally contemplated by this Agreement.

                       - Execution of any applicable REA

                       - Buyer to perform studies re: development potential

6.   Other:            - To be conveyed free of all deeds of trust and other
                       liens.

                       Not applicable to transfers to (i) affiliated persons or entities, but any such transfers shall thereafter be subject to Right of First Offer which shall continue to "run with the land," (ii) governmental or quasi-governmental entities in exchange for development rights or otherwise, or (iii) for the purpose of constructing employee or affordable housing.

                                   Exhibit G

                   [Intentionally Deleted Prior to Execution]

                                   Exhibit H

                   [Intentionally Deleted Prior to Execution]

                                   Exhibit I

                   [Intentionally Deleted Prior to Execution]

                                   Exhibit J

                      [Non-Residential Property Agreement]

                       Items To Be Included In Agreement:

1.   Term:

2.   Property:          -  All Non-Residential Property
                        -  Option to Purchase when complete

3.   Purchase Price:    At "cost" (to be defined)

4.   Conditions:        To be conveyed unencumbered

5.   Other:

                                   Exhibit K

                               [Option Agreement]

                       Items To Be Included In Agreement:

1.   Term:                          Option  must be exercised during a  one (1)
                                    year "window" period commencing on the second anniversary of the Closing

2.   Property:                      Golf course and property management company
                                    (i.e. both or neither)

3.   Purchase Price:                50% of EBITDA (with EBITDA to be  not  less
                                    than 95% of EBITDA  for the  1998/99 fiscal
                                    year  for  purposes  of  establishing   the
                                    purchase price) x 10 (less 50% of any debt)

4.   Capitalization:                To be determined

5.   Conditions:                    Seller  and  EWRD V to form LLC (i.e. Newco
                                    II) to own and operate

6.   Other Ventures:                New golf course, real estate brokerage firm
                                    ,transportation company, etc.[to be part of NewcoII? Newco III?)

7.   Other:                         The Purchase Price entitles EWRD V to a 50%
                                    interest   in  Newco  II,    with    Seller
                                    owning  the other 50% interest.

                                   Exhibit L

                               Form of Grant Deed

                                   Exhibit M

                                  Demand Note

           There shall be no preconditions to Seller's ability to draw down the money pursuant to the $5M Note.

           Any costs or expenses that Seller incurs after the date of this Agreement in connection with the items enumerated in Section 9.2 shall be in partial satisfaction of Seller's obligations under Section 9.2.

                                   Exhibit N

                                 Deed of Trust

           This Deed of Trust shall only be subject to the Conditions of Title.

                                   Exhibit O

                               Personal Property

           All personal property delineated on this Exhibit shall be conveyed to Buyer by a quit claim bill of sale without payment of additional consideration at the Closing.

                                     NONE.

                                   Exhibit P

                              Second Deed of Trust

     a) The Second Deed of Trust shall secure the  following  obligations:

           (1) Newco's obligation to promptly subdivide the Property to permit the reconveyance to Seller of the Excess Property;

           (2) Newco's obligations to reconvey the Excess Property to Seller subject only to the title exceptions set forth in the Title Report upon the satisfaction of (1) above;

           (3) Newco's obligation to convey the balance of the Village Core upon the event of any "break-up" as set forth in the Operating Agreement; and

           (4) Newco's obligation to pay to Seller the Minimum Booth Creek Return (as such term is defined in the Operating Agreement).

     b) Until such time as the Excess Property is reconveyed to Seller, Seller shall be obligated to release from the lien of the Second Deed of Trust portions of the Property that do not contain Excess Property (other than (i) deminis portions of Excess Property that are not necessary or related to the operation of the Northstar Report, in the reasonable opinion of Seller, or (ii) Excess Property that has become subject to a REA approved by Seller) as such portions are subdivided and designated as development parcels. After the Excess Property has been reconveyed to Seller, the lien of the Second Deed of Trust shall be released from all of the Property except the Village Core and Parcel
P. Seller shall be obligated to release the lien of the Second Deed of Trust from (i) portions of the Village Core as such portions are subdivided and designated as development parcels and (ii) from Parcel P after the facilities are removed therefrom as contemplated by the Operating Agreement and after the resort infrastructure (i.e. the snow making equipment and other resort infrastructure) are either subdivided and conveyed to Seller subject only to the title exceptions set forth in the Title Report, or , if such site cannot be legally subdivided, then following the recordation of an REA (not subordinate to any prior matters of record) necessary for Seller's continued use of such infrastructure.

     c) The Second Deed of Trust shall be non-interest bearing and shall be subordinate only to the Deed of Trust and the Conditions of Title.

     d) If to record the Second Deed of Trust, the Second Deed of Trust must contain an amount that is secured thereby, or if a filing fee is required to be paid to record the Second Deed of Trust based upon the amount secured by the Second Deed of Trust, then in either or both events, such sum shall be $22,500,000.

                                   Exhibit Q

                                Excess Property

           a) If conveyed by Seller to Buyer, the Excess Property shall consist of the following:

                  (1) The Essential Ski Property (as such term is defined in the Operating Agreement);

                  (2) Those portions of the Village Core (as such term is defined in the Operating Agreement) that are not to be developed by Newco pursuant to the Master Development Plan;

                  (3) Any excess real property conveyed to Newco to facilitate the closing but that is not required for the Development, or as otherwise set forth in the Master Development Plan;

                  (4) The EFG Subdivision Land; and

                  (5) The Clock Tower building, the free standing buildings in the immediate vicinity of the Clock Tower, the Gondola Building, the Base Lift Locations, and the existing drop off area for cars in the front portion of the village on Parcels A, B and C.

                  (6) Any  real  property  designated  as  Excess  Property  in
         Section 10.19 of this Agreement.

           b) Seller shall have the right to remove, alter, replace, maintain and repair all Excess Property Improvements and Buyer shall grant Seller an REA for Seller to enjoy such rights.

           c) Buyer shall have no right to construct any improvements on the Excess Property.

           d) Any parcels of land that cannot, in the reasonable opinion of Seller, be subdivided and reconveyed to Seller as the result of non-compliance of such parcel with applicable zoning or subdivision requirements shall no longer be considered Excess Property after the appropriate REA in connection with such parcels for the benefit of Seller have been recorded, and are not subject to any title matters of record other than the Conditions of Title.

                                   Exhibit R

           Agreed upon Deal Expense to be reimbursed to Buyer or Seller by Newco at the Closing.

     1. All costs of third party consultants and direct out of pocket costs for due diligence (but not employee salaries or overhead) incurred by either Buyer or Seller in connection with the Development, including all legal fees, other than those of Loeb & Loeb L.L.P., Sherman & Howard LLC and Wear Travers & Davis P.C.

     2. Seller's costs and expenses in obtaining the Subdivision  Approval.

     3. The fees and disbursements of Auerbach Engineering Group incurred by Buyer or Seller in connection with or related to this Agreement or the Development.

                                   Exhibit S

           Form of Lease pursuant to Section 10.19.

                    (1) Seller shall not pay rent.

                    (2) Seller shall not be responsible for real estate taxes.

                    (3) Seller shall be responsible for costs of maintenance, repair, insurance and operation.

                                   Exhibit T

    Provisions dealing with default by Buyer following the Initial Closing.

     1. This Agreement shall terminate and Buyer shall have no further rights to acquire any of the Property if Buyer materially defaults under this Agreement and such default is not cured within ten days following notice from Seller to Buyer or if Buyer or its affiliates or assignee thereof commits a Funding Default or a Material Manager Breach under the Operating Agreement. In any of such events, the provisions of the Exclusive Agreement shall also immediately terminate.